Exhibit 99.1

Coty Inc. Reports Second Quarter Fiscal 2015 Results

Net Revenues In Line with Prior Year Like-for-Like
Adjusted Operating Income and EPS Show Strong Growth

NEW YORK – February 5, 2015 -- Coty Inc. (NYSE: COTY) today announced financial results for the second quarter of fiscal year 2015, ended December 31, 2014.

Results at a glance	Three Months Ended December 31, 2014			Six Months Ended December 31, 2014
		Change			Change
(in millions, except per share data)		Reported Basis	Constant Currency		Reported Basis	Constant Currency
Net revenues	$1,259.6	(5%)	0%	$2,441.9	(2%)	0%
- Like-for-like*	0%			0%
Operating income - reported	183.7	28%		303.8	(2%)
Operating income - adjusted*	200.9	10%	12%	368.0	0%	1%
Net income - reported	125.4	52%		136.0	(23%)
Net income - adjusted*	163.2	47%		266.2	21%
EPS (diluted) - reported	$0.35	67%		$0.37	(18%)
EPS (diluted) - adjusted*	$0.45	61%		$0.73	30%

* These measures, as well as “free cash flow,” are Non-GAAP Financial Measures. Refer to “Basis of Presentation and Exceptional Items” and “Non-GAAP Financial Measures” for discussion of these measures. Net Income represents Net Income Attributable to Coty Inc. Reconciliations from reported to adjusted results can be found at the end of this release.

Second Quarter Fiscal 2015 Summary

•	Net revenues of $1,259.6 million were flat like-for-like and decreased 5% as reported
•	Adjusted operating income of $200.9 million increased from $183.3 million in the prior-year period
•	Reported net income of $125.4 million increased from $82.5 million in the prior-year period
•	Adjusted net income of $163.2 million increased from $111.3 million in the prior-year period
•	Adjusted earnings per diluted share of $0.45 increased from $0.28 in the prior-year period
•	Net cash provided by operating activities was $328.8 million compared to $346.1 million in the prior-year period

First Six Months Fiscal 2015 Summary

•	Net revenues of $2,441.9 million were slightly ahead like-for-like and decreased 2% as reported
•	Adjusted operating income of $368.0 million was in line with $369.4 million in the prior-year period
•	Reported net income of $136.0 million decreased from $176.0 million in the prior-year period primarily due to expense on early extinguishment of debt and restructuring charges
•	Adjusted net income of $266.2 million increased 21% from $219.6 million in the prior-year period
•	Adjusted earnings per diluted share of $0.73 significantly increased from $0.56 in the prior-year period
•	Net cash provided by operating activities was $355.0 million compared to $447.3 million in the prior-year period

Commenting on the Company’s performance, Bart Becht, Chairman and interim CEO, said,
“Our Q2 and first half results demonstrate that our strategy, as outlined last quarter, of investment in and revenue growth on our power brands and returning Coty to profitable growth behind efficiency programs is beginning to yield results. While power brands’ like-for-like net revenues grew only very modestly in the quarter and half year, we saw renewed strength on a fiscal year-to-date basis in Sally Hansen, Rimmel, Marc Jacobs, Chloe and philosophy, fueled by successful innovations.

Our focus on efficiency in the P&L has resulted in significant growth in both operating and net income in the quarter and we are making good progress on our journey to build a better business. The implementation of our $200 million Global Efficiency Plan is well advanced and we are exploring new cost optimization opportunities, which we believe will further boost operating margins and provide investment funds for our power brands. Equally encouraging is our progress in the tax area, boosting net income and EPS growth.

We also resumed our Share Repurchase Program in Q2, repurchasing 7.6 million shares on the open market for $149.2 million, leaving $150.8 million remaining under the current authorization as of December 31, 2014.

Looking forward, we remain very optimistic about Coty’s future and its ability to make steady progress under its new strategy.”

Basis of Presentation and Exceptional Items

The term “like-for-like” describes the performance of the business on a comparable basis, excluding material acquisitions, all divestitures, discontinued operations and foreign currency exchange translations to the extent applicable. “Like-for-like” does not exclude net revenues from joint venture consolidations and conversion from third-party to direct distribution. The term “adjusted” excludes the impact of nonrecurring items, private company share-based compensation expense, impairment charges and restructuring costs to the extent applicable. Refer to “Non-GAAP Financial Measures” for a definition of free cash flow.

Net revenues are reported by segment and geographic region and are discussed below on a like-for-like basis. Operating income is reported by segment. All changes in margin percentage are described in basis points rounded to the nearest tenth of a percent.

Net revenues and adjusted operating income are presented on an actual and a constant currency basis. Net revenues are also reported on an adjusted basis and like-for-like. Operating income, net income and earnings per diluted share (EPS (diluted)) are presented on a reported (GAAP) basis and an adjusted (non-GAAP) basis. Selling, general and administrative expense (SG&A), effective tax rate, cash tax rate, gross margin, net income, operating income and operating income margin are presented on an adjusted (non-GAAP) basis. Net revenues on a constant currency basis and like-for-like, adjusted net revenues, adjusted operating income on a constant currency basis, adjusted operating income, adjusted operating income margin, adjusted effective tax rate, adjusted cash tax rate, adjusted net income, adjusted gross margin, adjusted EPS (diluted), adjusted SG&A and free cash flow are non-GAAP financial measures. A reconciliation between GAAP and non-GAAP results can be found in the tables and footnotes at the end of this release.

Second Quarter Fiscal 2015 Summary Operating Review

Net revenues of $1,259.6 million were flat like-for-like and declined 5% as reported from the prior-year period. Continued strong growth in Color Cosmetics was offset by declines in Fragrances and Skin & Body Care. The 7% like-for-like increase in the Color Cosmetics segment was driven by all three power brands, Sally Hansen, Rimmel and OPI. Fragrances declined 1% like-for-like in part reflecting innovation phasing on select brands and pressure in the mass fragrances market. Skin & Body Care declined 6% like-for-like, driven primarily by lower net revenues from adidas and Playboy. By geographic region, modest growth in Asia Pacific and flat results in EMEA were offset by a modest decline in the Americas. Asia Pacific grew 1% like-for-like, supported by growth in Australia, Southeast Asia and Hong Kong. EMEA revenues were flat like-for-like, with strength in Germany, UK, Middle East, South Africa and Russia offset by declines in France and Italy. Americas net revenues declined 1% like-for-like due to weakness in the U.S. and Canada, partially offset by strength in Brazil and Travel Retail. Emerging markets grew 5% like-for-like in the quarter.

Adjusted gross margin increased to 59.5% from 58.7% in the prior-year period. Savings in cost of sales, driven primarily by the supply chain savings program, were partially offset by the negative impact of higher customer discounts and allowances.

Adjusted SG&A expense as a percentage of net revenues decreased to 42.1% from 43.1% in the prior-year period. The percentage decrease was driven by lower fixed costs and lower advertising and consumer promotion spending primarily related to a focus on improving spend efficiency behind our non-power brands.

Operating income increased 28% to $183.7 million from $143.5 million in the prior-year period. The reported operating income increase reflected primarily lower cost of sales and SG&A, which more than offset higher restructuring costs.

Adjusted operating income increased 10% to $200.9 million from $183.3 million in the prior-year period. As a percentage of net revenues, adjusted operating margin increased 200 basis points to 15.9% from 13.9%, supported by higher gross margin, lower advertising and promotion spending, lower amortization expense, and lower fixed costs.

Adjusted effective tax rate was 5.1% compared to 26.8% in the prior-year period. The decline was primarily driven by the recognition of certain tax benefits upon settlement of certain foreign audits totaling $32.5 million. The adjusted cash tax rate for the six months ending December 31, 2014 was 21.3%. As a result of these foreign audit settlements, the full year adjusted effective tax rate for FY15 is expected to be approximately 16%.

Net income increased 52% to $125.4 million from $82.5 million in the prior-year period, driven by higher operating income.

Adjusted net income increased 47% to $163.2 million from $111.3 million in the prior-year period, primarily reflecting higher adjusted operating income and lower tax expense. As a percentage of net revenues, adjusted net income margin increased 460 basis points to 13.0% from 8.4% in the prior-year period.

Cash Flows

•	Net cash provided by operating activities in the quarter was $328.8 million, compared to $346.1 million in the prior-year period. The modest decrease reflects the comparison to the strong working capital performance in the prior year period.
•	Net debt increased by $146.4 million to $2,201.9 million from $2,055.5 million at June 30, 2014 primarily driven by the share repurchase program.
•	During the quarter, the Company repurchased in the open market 7.6 million Class A shares for $149.2 million.
•	Free cash flow was $285.6 million in the quarter compared to $295.1 million in the prior-year period.

Second Quarter Fiscal 2015 Business Review by Segment

	Three Months Ended December 31,
			Change			Adjusted Operating		Change
	Net Revenues		Reported	Constant		Income		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like	2014	2013	Basis	Currency

Fragrances	$691.7	$728.5	(5%)	(1%)	(1%)	$145.5	$133.4	9%	12%
Color Cosmetics	340.5	334.2	2%	7%	7%	40.3	33.7	20%	23%
Skin & Body Care	227.4	260.5	(13%)	(7%)	(6%)	15.1	16.2	(7%)	(2%)
Total	$1,259.6	$1,323.2	(5%)	0%	0%	$200.9	$183.3	10%	12%

Fragrances

•	Fragrances net revenues decreased 1% like-for-like primarily reflecting innovation phasing in Roberto Cavalli and declines in celebrity fragrances, in part driven by pressure in the mass fragrance market.
•	Adjusted operating income for Fragrances increased 9% to $145.5 million from $133.4 million in the prior-year period, resulting in a 21.0% adjusted operating income margin, an increase of 270 basis points versus the prior-year period.

Color Cosmetics

•	Color Cosmetics net revenues increased 7% like-for-like driven by strong growth in the Rimmel, Sally Hansen and OPI power brands, reflecting the success of new launches.
•	Adjusted operating income for Color Cosmetics increased 20% to $40.3 million from $33.7 million in the prior-year period, resulting in an 11.8% adjusted operating income margin, an increase of 170 basis points compared to the prior-year period.

Skin & Body Care

•	Skin & Body Care net revenues decreased 6% like-for-like, primarily driven by a decline in body care products, in part due to the business model change in China.
•	Adjusted operating income for Skin & Body Care decreased 7% to $15.1 million from $16.2 million in the prior-year period, resulting in a 6.6% adjusted operating income margin, an increase of 40 basis points compared to the prior-year period.

Second Quarter Fiscal 2015 Business Review by Geographic Region

	Three Months Ended December 31,
			Change
	Net Revenues		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like

Americas	$448.9	$461.3	(3%)	(1%)	(1%)
EMEA	655.5	700.8	(6%)	0%	0%
Asia Pacific	155.2	161.1	(4%)	0%	1%
Total	$1,259.6	$1,323.2	(5%)	0%	0%

Americas

•	The net revenues like-for-like decrease in the region reflects results in the U.S. and Canada, primarily driven by declines in the Skin & Body Care segment and celebrity fragrances, in part due to pressure in the mass fragrance brands.
•	Emerging markets in the region experienced strong double-digit growth driven by Brazil as a result of the new commercial partnership with Avon.

Europe, the Middle East & Africa

•	Stable like-for-like results in the region were driven by Germany, the U.K., and emerging markets such as South Africa, the Middle East, and Russia, offset by weakness in France and Italy.
•	Key brands contributing to the region’s performance include power brands Chloe, Rimmel, Sally Hansen and OPI.

Asia Pacific

•	Net revenues like-for-like growth was primarily driven by Australia, Hong Kong, and Southeast Asia.
•	Key brands contributing to the region’s growth include power brands Calvin Klein, Rimmel, OPI and philosophy.

Outlook for Fiscal 2015 Full Year

Coty is targeting to gradually return to profitable growth. The Company remains firmly focused on growing its power brands around the world behind innovation, strong support levels and improving “in-market” execution. Coty is also intensely focused on cost optimization opportunities to improve profitability and to provide for investment in its power brands. The $200 million of annual savings expected from the Global Efficiency Plan should help the Company make progress against this target over time.

Conference Call

Coty Inc. will host a conference call at 8:30 a.m. (ET) today, February 5, 2015 to discuss its results. The dial-in number for the call is 866-318-8620 in the U.S. or 617-399-5139 internationally (conference passcode number: 90468639). The call will also be webcast live at http://investors.coty.com. The conference call will be available for replay. The replay dial-in number is 888-286-8010 in the U.S. or 617-801-6888 outside the U.S. (conference passcode number: 10030773).

About Coty Inc.

Coty is a leading global beauty company with net revenues of $4.6 billion for the fiscal year ended June 30, 2014. Founded in Paris in 1904, Coty is a pure play beauty company with a portfolio of well-known fragrances, color cosmetics and skin & body care products sold in over 130 countries and territories. Coty’s product offerings include such power brands as adidas, Calvin Klein, Chloé, Davidoff, Marc Jacobs, OPI, philosophy, Playboy, Rimmel and Sally Hansen.

For additional information about Coty Inc., please visit www.coty.com.

Forward Looking Statements

Certain statements in this release are forward-looking statements. These forward-looking statements reflect Coty Inc.’s (the “Company”) current views with respect to, among other things, its future operations and financial performance; new brand and business partnerships; expected growth; its ability to support its planned business operation on a near- and long-term basis and its outlook for the full year fiscal 2015. These forward-looking statements are generally identified by words or phrases, such as “anticipate”, “estimate”, “plan”, “project”, “expect”, “believe”, “intend”, “foresee”, “forecast”, “will”, “may”, “should”, “outlook”, “continue”, “target”, “aim” and similar words or phrases. Reported results should not be considered an indication of future performance, and actual results may differ materially from the results predicted due to risks and uncertainties including:

•	the Company’s ability to achieve its global business strategy and compete effectively in the beauty industry;
•	the Company’s ability to anticipate, gauge and respond to market trends and consumer preferences, which may change rapidly, and market acceptance of new products;
•	the Company’s ability to identify suitable acquisition targets and managerial, integration, operational and financial risks associated with those acquisitions, including its recently announced offer to purchase Bourjois;
•	the Company’s ability to implement the Organizational Redesign restructuring program as planned and the success of the program in delivering anticipated improvements and efficiencies;

•	risks related to the Company’s international operations, including reputational, regulatory, economic and foreign political risks, such as the political instability in Eastern Europe and the Middle East, the debt crisis and economic environment in Europe and fluctuations in currency exchange rates;
•	dependence on certain licenses, entities performing outsourced functions and third-party suppliers;
•	the Company’s and its brand partners’ and licensors’ ability to obtain, maintain and protect the intellectual property rights used in the Company’s products and the Company’s and its brand partners’ abilities to protect their respective reputations;
•	the ability and willingness of the Company’s business partners to deliver under the Company’s agreements with them;
•	administrative, development or other difficulties in meeting the expected timing of market expansions, product launches and marketing efforts;
•	impairments to the Company’s goodwill and other assets;
•	global political and/or economic uncertainties or disruptions, including a general economic downturn, a sudden disruption in business conditions affecting consumer purchases of the Company’s products and volatility in the financial markets;
•	the Company’s ability to manage seasonal variability;
•	consolidation among retailers, shifts in consumers’ preferred distribution channels, and other changes in the retail environment in which the Company sells its products;
•	disruptions in operations;
•	increasing dependency on information technology and the Company’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches;
•	changes in laws, regulations and policies that affect the Company’s business or products; and
•	the illegal distribution and sale by third parties of counterfeit versions of the Company’s products.

More information about potential risks and uncertainties that could affect the Company’s business and financial results is included under “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and other periodic reports the Company may file with the Securities and Exchange Commission from time to time.

The Company assumes no responsibility to update forward-looking statements made herein or otherwise.

For more information:

Investor Relations
Kevin Monaco, 212-389-6815

Media

Jessica Baltera, 212-389-7584

Non-GAAP Financial Measures

The company operates on a global basis, with the majority of net revenues generated outside of the U.S. Accordingly, fluctuations in foreign currency exchange rates can affect results of operations. Therefore, to supplement financial results presented in accordance with GAAP, certain financial information is presented excluding the impact of foreign currency exchange translations to provide a framework for assessing how the underlying businesses performed excluding the impact of foreign currency exchange translations (“constant currency”). Constant currency information compares results between periods as if exchange rates had remained constant period-over-period, with the current period’s results calculated at the prior-year period’s rates. The Company calculates constant currency information by translating current and prior-period results for entities reporting in currencies other than U.S. dollars into U.S. dollars using constant foreign currency exchange rates. The constant currency calculations do not adjust for the impact of revaluing specific transactions denominated in a currency that is different to the functional currency of that entity when exchange rates fluctuate. The constant currency information presented may not be comparable to similarly titled measures reported by other companies. The Company discloses the following constant currency financial measures: net revenues and adjusted operating income.

The Company presents growth on a like-for-like basis. The Company believes that like-for-like growth better enables management and investors to analyze and compare our organic growth from period to period. In the periods described in this release, like-for-like growth excludes the impact of foreign currency exchange translations, the discontinuation of the TJoy brand, the reorganization of our mass business in China, the divestiture of one of our licenses and the expiration of a certain North American service agreement that was not renewed and does not exclude revenues from the acquisition or conversion of third-party distributors. For reconciliation of our net revenues like-for-like growth, see the table entitled “Reconciliation of Reported Net revenues to Like-For-Like Net Revenues.” For a reconciliation of our like-for-like growth by segment and geographic region, see the tables entitled “Net Revenues and Adjusted Operating Income by Segment” and “Net Revenues by Geographic Regions.”

The Company presents SG&A, operating income, operating income margin, gross margin, effective tax rate, cash tax rate, net income, net income margin, net revenues and EPS (diluted) on a non-GAAP basis and specifies that these measures are non-GAAP by using the term “adjusted”. The Company believes these non-GAAP financial measures better enable management and investors to analyze and compare the underlying business results from period to period. In calculating adjusted SG&A expense, operating income, operating income margin, gross margin, effective tax rate, cash tax rate, net income, net income margin and EPS (diluted), the Company excludes the impact of nonrecurring items, private company share-based compensation expense, impairment charges and restructuring costs, to the extent applicable. The Company has provided a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP. For a reconciliation of adjusted SG&A expense to SG&A expense, adjusted gross margin to gross margin, adjusted EPS (diluted) to EPS (diluted), and adjusted net revenues to net revenues, see the table entitled “Reconciliation of Reported to Adjusted Results for the Consolidated Statements of Operations.” For a reconciliation of adjusted operating income to operating income and adjusted operating income margin to operating income margin, see the table entitled “Reconciliation of Reported Operating Income to Adjusted Operating Income.” For a reconciliation of adjusted effective tax rate and adjusted cash tax rate to effective tax rate, see the table entitled “Reconciliation of Reported Income Before Income Taxes and Effective Tax Rates to Adjusted Income Before Income Taxes, Effective Taxes and Cash Tax Rate.” For a reconciliation of adjusted net income and adjusted net income margin to net income, see the table entitled “Reconciliation of Reported Net Income to Adjusted Net Income.”

The Company presents net working capital, which is defined as Accounts Receivable plus Inventory minus Accounts Payable, which can be found in the “Consolidated Balance Sheet.”

The Company also presents free cash flow and the cash conversion ratio. Free cash flow is defined as net cash provided by operating activities, less capital expenditures. Free cash flow excludes cash used for private company stock option exercises and cash used for acquisitions. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for debt repayment and other strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions. For a reconciliation of Free Cash Flow, see the table entitled “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow.” The cash conversion ratio is defined as net cash provided by operating activities divided by the adjusted operating income.

These non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

– Tables Follow –

COTY INC.
SUPPLEMENTAL SCHEDULES INCLUDING NON-GAAP FINANCIAL MEASURES

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS FOR THE CONSOLIDATED STATEMENTS OF OPERATIONS

These supplemental schedules provide adjusted Non-GAAP financial information and a quantitative reconciliation of the difference between the Non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

	Three Months Ended December 31, 2014
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)	Foreign Currency Translation	Adjusted Results at Constant Currency

Net revenues	$1,259.6	$0.2	$1,259.4	$60.7	$1,320.1
Cost of sales	508.9	(1.0)	509.9	27.5	537.4
Gross Profit	750.7	1.2	749.5	33.2	782.7
Gross Margin	59.6%		59.5%		59.3%
Selling, general and administrative expenses	536.5	6.4	530.1	27.7	557.8
as % of Net revenues	42.6%		42.1%		42.3%
Amortization expense	18.5	-	18.5	0.3	18.8
Restructuring costs	12.0	12.0	-	-	-
Operating income	183.7	17.2	200.9	$5.2	$206.1
as % of Net revenues	14.6%		15.9%		15.6%
Interest expense, net	19.1	-	19.1
Other expense, net	0.3	-	0.3
Income before income taxes	164.3	17.2	181.5
Provision for income taxes	29.4	20.2	9.2
Net income	134.9	37.4	172.3
Net income attributable to noncontrolling interests	6.1	0.4	5.7
Net income attributable to redeemable noncontrolling interests	3.4	-	3.4
Net income attributable to Coty Inc.	$125.4	$37.8	$163.2
as % of Net revenues	10.0%		13.0%

EPS (diluted)	$0.35		$0.45

	Three Months Ended December 31, 2013
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)

Net revenues	$1,323.2	$-	$1,323.2
Cost of sales	549.3	2.2	547.1
Gross Profit	773.9	(2.2)	776.1
Gross Margin	58.5%		58.7%
Selling, general and administrative expenses	603.0	32.9	570.1
as % of Net revenues	45.6%		43.1%
Amortization expense	22.7	-	22.7
Restructuring costs	4.7	4.7	-
Operating income	143.5	39.8	183.3
as % of Net revenues	10.8%		13.9%
Interest expense, net	16.7	-	16.7
Income before income taxes	126.8	39.8	166.6
Provision for income taxes	33.7	(11.0)	44.7
Net income	93.1	28.8	121.9
Net income attributable to noncontrolling interests	6.8	-	6.8
Net income attributable to redeemable noncontrolling interests	3.8	-	3.8
Net income attributable to Coty Inc.	$82.5	$28.8	$111.3
as % of Net revenues	6.2%		8.4%

EPS (diluted)	$0.21		$0.28

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” and “Reconciliation of Reported Net Income to Adjusted Net Income” for a detailed description of adjusted items.

	Six Months Ended December 31, 2014
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)	Foreign Currency Translation	Adjusted Results at Constant Currency

Net revenues	$2,441.9	$0.7	$2,441.2	$60.8	$2,502.0
Cost of sales	991.1	4.3	986.8	28.8	1,015.6
Gross Profit	1,450.8	(3.6)	1,454.4	32.0	1,486.4
Gross Margin	59.4%		59.6%		59.4%
Selling, general and administrative expenses	1,057.1	8.1	1,049.0	27.4	1,076.4
as % of Net revenues	43.3%		43.0%		43.0%
Amortization expense	37.4	-	37.4	0.3	37.7
Restructuring costs	52.5	52.5	-	-	-
Operating income	303.8	64.2	368.0	$4.3	$372.3
as % of Net revenues	12.4%		15.1%		14.9%
Interest expense, net	38.7	-	38.7
Loss on early extinguishment of debt	88.8	88.8	-
Other expense, net	0.3	-	0.3
Income before income taxes	176.0	153.0	329.0
Provision for income taxes	24.4	(21.6)	46.0
Net income	151.6	131.4	283.0
Net income attributable to noncontrolling interests	11.1	(1.2)	12.3
Net income attributable to redeemable noncontrolling interests	4.5	-	4.5
Net income attributable to Coty Inc.	$136.0	$130.2	$266.2
as % of Net revenues	5.6%		10.9%

EPS (diluted)	$0.37		$0.73

	Six Months Ended December 31, 2013
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)

Net revenues	$2,501.4	$-	$2,501.4
Cost of sales	1,021.3	2.2	1,019.1
Gross Profit	1,480.1	(2.2)	1,482.3
Gross Margin	59.2%		59.3%
Selling, general and administrative expenses	1,119.4	51.8	1,067.6
as % of Net revenues	44.7%		42.7%
Amortization expense	45.3	-	45.3
Restructuring costs	6.3	6.3	-
Operating income	309.1	60.3	369.4
as % of Net revenues	12.4%		14.8%
Interest expense, net	34.1	-	34.1
Other (income), net	(0.2)	-	(0.2)
Income before income taxes	275.2	60.3	335.5
Provision for income taxes	79.9	(16.7)	96.6
Net income	195.3	43.6	238.9
Net income attributable to noncontrolling interests	11.1	-	11.1
Net income attributable to redeemable noncontrolling interests	8.2	-	8.2
Net income attributable to Coty Inc.	$176.0	$43.6	$219.6
as % of Net revenues	7.0%		8.8%

EPS (diluted)	$0.45		$0.56

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” and “Reconciliation of Reported Net Income to Adjusted Net Income” for a detailed description of adjusted items.

RECONCILIATION OF REPORTED OPERATING INCOME TO ADJUSTED OPERATING INCOME

	Three Months Ended December 31,			Six Months Ended December 31,
(in millions)	2014	2013	Change	2014	2013	Change
Reported Operating Income	$183.7	$143.5	28%	$303.8	$309.1	(2%)
% of Net revenues	14.6%	10.8%		12.4%	12.4%
Restructuring and other business realignment costs (a)	15.1	6.4	>100%	56.4	9.2	>100%
Acquisition-related costs (b)	0.3	17.3	(98%)	5.0	17.5	(71%)
Share-based compensation expense adjustment (c)	2.2	3.5	(37%)	2.8	13.4	(79%)
China Optimization (d)	0.3	-	N/A	0.7	-	N/A
Public entity preparedness costs (e)	-	0.3	(100%)	-	1.2	(100%)
Real estate consolidation program costs (f)	(0.7)	12.3	<(100%)	(0.7)	19.0	<(100%)
Total adjustments to Reported Operating Income	17.2	39.8	(57%)	64.2	60.3	6%
Adjusted Operating Income	$200.9	$183.3	10%	$368.0	$369.4	0%
% of Net revenues	15.9%	13.9%		15.1%	14.8%

(a)	For the three months ended December 31, 2014 and 2013, respectively, charges related to restructuring programs of $12.0 and $4.7 included in restructuring costs in the Condensed Consolidated Statements of Operations in Corporate, and other business realignment costs of $3.1 and $1.7, which includes $1.4 (of which $0.2 consists of accelerated depreciation) included in selling, general and administrative expenses and $0.3 included in cost of sales in the Condensed Consolidated Statements of Operations in Corporate. For the six months ended December 31, 2014 and 2013, respectively, charges related to restructuring programs of $52.5 and $6.3 included in restructuring costs in the Condensed Consolidated Statements of Operations in Corporate, and other business realignment costs of $3.9 and $2.9, which includes $2.6 (of which $0.4 consists of accelerated depreciation) included in selling, general and administrative expenses and $0.3 included in cost of sales in the Condensed Consolidated Statements of Operations in Corporate.

(b)	For the three months ended December 31, 2014, transaction-related costs incurred in connection with a contemplated acquisition of $1.6, included in selling, general and administrative expenses and income related to the refinement in estimates related to the revaluation of inventory buyback associated with the conversion from distributor to subsidiary distribution model in a select emerging market of $1.3, included in cost of sales in the Condensed Consolidated Statements of Operations in Corporate. For the three months ended December 31, 2013, acquisition-related costs of $17.3 consisted of fees primarily related to the termination of a pre-existing manufacturing and distribution contract in South Africa after forming a wholly owned subsidiary in South Africa of $15.4, included in selling, general and administrative expenses, and costs related to acquisition accounting impacts of revaluation of acquired inventory of $1.9, included in cost of sales in the Condensed Consolidated Statements of Operations in Corporate. For the six months ended December 31, 2014, costs of $5.0 related to the revaluation of inventory buyback associated with the conversion from distributor to subsidiary distribution model in a select emerging market of $3.4, included in cost of sales, and transaction-related costs incurred in connection with a contemplated acquisition of $1.6, included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations in Corporate. For the six months ended December 31, 2013, acquisition-related costs of $17.5 consisted of fees primarily related to the termination of a pre-existing manufacturing and distribution contract in South Africa after forming a wholly owned subsidiary in South Africa of $15.6, included in selling, general and administrative expenses, and costs related to acquisition accounting impacts of revaluation of acquired inventory of $1.9, included in cost of sales in the Condensed Consolidated Statements of Operations in Corporate.

(c)	From June 12, 2013, the effective date of the share-based compensation plan amendments, the share-based compensation expense adjustment represents the difference between equity plan accounting using the grant date fair value and equity plan accounting using the June 12, 2013 fair value. Prior to June 12, 2013, the share-based compensation expense adjustment represented the difference between share-based compensation expense accounted for under equity plan accounting based on grant date fair value, and under liability plan accounting. These amounts are included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations in Corporate.

(d)	For the three months ended December 31, 2014 charges related to China Optimization, which consisted of costs of $0.3 in the Color Cosmetics segment. For the six months ended December 31, 2014 charges related to China Optimization, which consisted of costs of $1.7 in the Skin & Body Care segment and income of $1.0 in the Color Cosmetics segment. China Optimization costs primarily reflect refinement in estimates and miscellaneous costs associated with the program.

(e)	Charges in the three months ended December 31, 2013 related to remaining miscellaneous costs associated with the Company’s initial public offering. Charges in the six months ended December 31, 2013 related to a third party expense reimbursement and remaining miscellaneous costs associated with the Company’s initial public offering. These amounts are included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations in Corporate.

(f)	For the three and six months ended December 31, 2014, income related to the refinement estimates in connection with the consolidation of real estate in New York. For the three and six months ended December 31, 2013, charges related to the consolidation of real estate in New York. These amounts are included in selling, general and administrative expenses in the Condensed Consolidated Statements of Operations in Corporate.

RECONCILIATION OF REPORTED INCOME BEFORE INCOME TAXES AND EFFECTIVE TAX RATES TO ADJUSTED INCOME BEFORE INCOME TAXES, EFFECTIVE TAX RATES AND CASH TAX RATES

Reconciliation of Reported Income Before Income Taxes to Adjusted Income Before Income Taxes and Effective Tax Rates

	Three Months Ended December 31, 2014			Three Months Ended December 31, 2013
(in millions)	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate
Reported income before income taxes	$164.3	29.4	17.9%	$126.8	33.7	26.6%
Adjustments to Reported Operating Income(a)	17.2	(20.2)		39.8	11.0
Adjusted Income Before Income Taxes	$181.5	$9.2	5.1%	$166.6	$44.7	26.8%

(a) See “Reconciliation of Operating Income to Adjusted Operating Income”

	Adjusted Income Before Income Taxes	Cash Paid for Income Taxes	Cash Tax Rate	Adjusted Income Before Income Taxes	Cash Paid for Income Taxes	Cash Tax Rate
Cash Paid for Income Taxes	$181.5	$43.4	23.9%	$166.6	$32.0	19.2%

	Six Months Ended December 31, 2014			Six Months Ended December 31, 2013
(in millions)	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate	Income Before Income Taxes	Provision for Income Taxes	Effective Tax Rate
Reported income before income taxes	$176.0	24.4	13.9%	$275.2	79.9	29.0%
Adjustments to Reported Operating Income(a)	64.2	9.1		60.3	16.7
Other adjustments(b)	88.8	12.5
Adjusted Income Before Income Taxes	$329.0	$46.0	14.0%	$335.5	$96.6	28.8%

(a) See “Reconciliation of Operating Income to Adjusted Operating Income”

(b) See “Reconciliation of Net Income Attributable to Coty Inc. to Adjusted Net Income Attributable to Coty Inc.”

	Adjusted Income Before Income Taxes	Cash Paid for Income Taxes	Cash Tax Rate	Adjusted Income Before Income Taxes	Cash Paid for Income Taxes	Cash Tax Rate
Cash Paid for Income Taxes	$329.0	$70.0	21.3%	$335.5	$49.7	14.8%

RECONCILIATION OF REPORTED NET INCOME TO ADJUSTED NET INCOME

	Three Months Ended December 31,			Six Months Ended December 31,
(in millions)	2014	2013	Change	2014	2013	Change
Reported Net Income Attributable to Coty Inc.	$125.4	$82.5	52%	$136.0	$176.0	(23%)
% of Net revenues	10.0%	6.2%		5.6%	7.0%
Adjustments to Reported Operating Income (a)	17.2	39.8	(57%)	64.2	60.3	6%
Loss on early extinguishment of debt (b)	-	-	N/A	88.8	-	N/A
Adjustments to noncontrolling interest expense (c)	0.4	-	N/A	(1.2)	-	N/A
Change in tax provision due to adjustments to Reported Net Income Attributable to Coty Inc.	20.2	(11.0)	>100%	(21.6)	(16.7)	(29%)
Adjusted Net Income Attributable to Coty Inc.	$163.2	$111.3	47%	$266.2	$219.6	21%
% of Net revenues	13.0%	8.4%		10.9%	8.8%
Per Share Data:
Adjusted weighted-average common shares
Basic	353.4	384.4		353.8	384.2
Diluted	362.6	393.3		363.5	393.5
Adjusted Net Income Attributable to Coty Inc. per Common Share:
Basic	0.46	0.29		0.75	0.57
Diluted	0.45	0.28		0.73	0.56

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operating Income.”
(b)	In the six months ended December 31, 2014 loss on early extinguishment of debt associated with repurchase of the Senior Notes. Included in loss on early extinguishment of debt in the Condensed Consolidated Statements of Operations.
(c)	In the three months ended December 31, 2014 noncontrolling interest expense associated with the refinement of estimates related to the revaluation of inventory buyback associated with the conversion from distributor to subsidiary distribution model in a select emerging market. In the six months ended December 31, 2014 noncontrolling interest expense related to the revaluation of inventory buyback associated with the conversion from distributor to subsidiary distribution model in a select emerging market. Included in net income attributable to noncontrolling interests in the Condensed Consolidated Statements of Operations.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Three Months Ended December 31,		Six Months Ended December 31,
(in millions)	2014	2013	2014	2013
Net cash provided by operating activities	$328.8	$346.1	$355.0	$447.3
Capital expenditures	(43.2)	(51.0)	(103.1)	(116.6)
Free cash flow	$285.6	$295.1	$251.9	$330.7

NET REVENUES AND ADJUSTED OPERATING INCOME BY SEGMENT

	Three Months Ended December 31,
			Change			Adjusted Operating		Change
	Net Revenues		Reported	Constant		Income		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like	2014	2013	Basis	Currency

Fragrances	$691.7	$728.5	(5%)	(1%)	(1%)	$145.5	$133.4	9%	12%
Color Cosmetics	340.5	334.2	2%	7%	7%	40.3	33.7	20%	23%
Skin & Body Care	227.4	260.5	(13%)	(7%)	(6%)	15.1	16.2	(7%)	(2%)
Total	$1,259.6	$1,323.2	(5%)	0%	0%	$200.9	$183.3	10%	12%

Results by Segment

	Six Months Ended December 31,
			Change			Adjusted Operating		Change
	Net Revenues		Reported	Constant		Income		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like	2014	2013	Basis	Currency

Fragrances	$1,332.6	$1,387.4	(4%)	(2%)	(2%)	$266.0	$279.2	(5%)	(3%)
Color Cosmetics	684.6	645.7	6%	8%	8%	81.5	70.5	16%	15%
Skin & Body Care	424.7	468.3	(9%)	(6%)	(5%)	20.5	19.7	4%	9%
Total	$2,441.9	$2,501.4	(2%)	0%	0%	$368.0	$369.4	0%	1%

NET REVENUES BY GEOGRAPHIC REGION

	Three Months Ended December 31,

			Change
	Net Revenues		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like

Americas	$448.9	$461.3	(3%)	(1%)	(1%)
EMEA	655.5	700.8	(6%)	0%	0%
Asia Pacific	155.2	161.1	(4%)	0%	1%
Total	$1,259.6	$1,323.2	(5%)	0%	0%

Results by Geographic Region

	Six Months Ended December 31,

			Change
	Net Revenues		Reported	Constant
(in millions)	2014	2013	Basis	Currency	Like-for-like

Americas	$896.2	$929.9	(4%)	(3%)	(3%)
EMEA	1,249.4	1,269.7	(2%)	2%	2%
Asia Pacific	296.3	301.8	(2%)	0%	2%
Total	$2,441.9	$2,501.4	(2%)	0%	0%

RECONCILIATION OF REPORTED NET REVENUES TO LIKE-FOR-LIKE NET REVENUES

	Three Months Ended December 31,			Six Months Ended December 31,

(in millions)	2014	2013	Change	2014	2013	Change

Reported Net Revenues	$1,259.6	$1,323.2	(5%)	$2,441.9	$2,501.4	(2%)
TJoy Discontinuation and China Optimization (a)	1.2	3.3	(64%)	1.5	7.8	(81%)
Net Revenues from 2013 Ceased Activities (b)	-	-	N/A	-	2.4	(100%)
Net Revenues (excluding TJoy Discontinuation, China Optimization and 2013 Ceased Activities)	$1,258.4	$1,319.9	(5%)	$2,440.4	$2,491.2	(2%)

Net Revenues at Constant Rates	$1,320.3	$1,323.2	0%	$2,502.7	$2,501.4	0%

Net Revenues at Constant Rates (excluding TJoy Discontinuation, China Optimization and 2013 Ceased Activities)	$1,319.1	$1,319.9	0%	$2,501.2	$2,491.2	0%

(a) In fiscal year 2014 we announced the discontinuation of our TJoy brand and the reorganization of our mass business in China (“China Optimization”).

(b) In fiscal 2013, one of our licenses was divested and a certain North American service agreement expired and was not renewed (“2013 Ceased Activities”). The 2013 Ceased Activities had residual net revenues in the three months ended September 30, 2014.

	Three Months Ended December 31, 2014			Six Months Ended December 31, 2014

(in millions)	2014	2013	Change	2014	2013	Change

Reported Net Revenues - Emerging Markets	$360.8	$372.2	(3%)	$683.7	$675.3	1%
TJoy Discontinuation and China Optimization (a)	1.2	3.3	(64%)	1.5	7.8	(81%)
Net Revenues (excluding TJoy Discontinuation and China Optimization) - Emerging Markets	$359.6	$368.9	(3%)	$682.2	$667.5	2%

Net Revenues at Constant Rates - Emerging Markets	$389.1	$372.2	5%	$717.8	$675.3	6%
Net Revenues at Constant Rates (excluding TJoy Discontinuation and China Optimization) - Emerging Markets	$387.9	$368.9	5%	$716.3	$667.5	7%

(a) In fiscal year 2014 we announced the discontinuation of our TJoy brand and the reorganization of our mass business in China (“China Optimization”).

RECONCILIATION OF REPORTED OPERATING INCOME TO ADJUSTED OPERATING INCOME BY SEGMENT

	Three Months Ended December 31, 2014
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)	Foreign Currency Translation	Adjusted Results at Constant Currency
OPERATING INCOME (LOSS)
Fragrances	$145.5	$-	$145.5	$3.3	$148.8
Color Cosmetics	40.0	(0.3)	40.3	1.1	41.4
Skin & Body Care	15.1	-	15.1	0.8	15.9
Corporate	(16.9)	(16.9)	-	-	-
Total	$183.7	$(17.2)	$200.9	$5.2	$206.1

OPERATING MARGIN
Fragrances	21.0%		21.0%		20.6%
Color Cosmetics	11.7%		11.8%		11.6%
Skin & Body Care	6.6%		6.6%		6.6%
Corporate	N/A		N/A		N/A
Total	14.6%		15.9%		15.6%

	Three Months Ended December 31, 2013

(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)
OPERATING INCOME (LOSS)
Fragrances	$133.4	$-	$133.4
Color Cosmetics	33.7	-	33.7
Skin & Body Care	16.2	-	16.2
Corporate	(39.8)	(39.8)	-
Total	$143.5	$(39.8)	$183.3

OPERATING MARGIN
Fragrances	18.3%		18.3%
Color Cosmetics	10.1%		10.1%
Skin & Body Care	6.2%		6.2%
Corporate	N/A		N/A
Total	10.8%		13.9%

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” for a detailed description of adjusted items.

	Six Months Ended December 31, 2014
(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)	Foreign Currency Translation	Adjusted Results at Constant Currency
OPERATING INCOME (LOSS)
Fragrances	$266.0	$-	$266.0	$3.7	$269.7
Color Cosmetics	82.5	1.0	81.5	(0.3)	81.2
Skin & Body Care	18.8	(1.7)	20.5	0.9	21.4
Corporate	(63.5)	(63.5)	-	-	-
Total	$303.8	$(64.2)	$368.0	$4.3	$372.3

OPERATING MARGIN
Fragrances	20.0%		20.0%		19.8%
Color Cosmetics	12.1%		11.9%		11.6%
Skin & Body Care	4.4%		4.8%		4.9%
Corporate	N/A		N/A		N/A
Total	12.4%		15.1%		14.9%

	Six Months Ended December 31, 2013

(in millions)	Reported (GAAP)	Adjustments(a)	Adjusted (Non-GAAP)
OPERATING INCOME (LOSS)
Fragrances	$279.2	$-	$279.2
Color Cosmetics	70.5	-	70.5
Skin & Body Care	19.7	-	19.7
Corporate	(60.3)	(60.3)	-
Total	$309.1	$(60.3)	$369.4

OPERATING MARGIN
Fragrances	20.1%		20.1%
Color Cosmetics	10.9%		10.9%
Skin & Body Care	4.2%		4.2%
Corporate	N/A		N/A
Total	12.4%		14.8%

(a)	See “Reconciliation of Reported Operating Income to Adjusted Operated Income” for a detailed description of adjusted items.

COTY INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Six Months Ended December 31,
(in millions, except per share data)	2014	2013	2014	2013

Net revenues	$1,259.6	$1,323.2	$2,441.9	$2,501.4
Cost of sales	508.9	549.3	991.1	1,021.3
as % of Net revenues	40.4%	41.5%	40.6%	40.8%
Gross profit	750.7	773.9	1,450.8	1,480.1

Gross margin	59.6%	58.5%	59.4%	59.2%

Selling, general and administrative expenses	536.5	603.0	1,057.1	1,119.4
as % of Net revenues	42.6%	45.6%	43.3%	44.8%
Amortization expense	18.5	22.7	37.4	45.3
Restructuring costs	12.0	4.7	52.5	6.3
Operating income	183.7	143.5	303.8	309.1
as % of Net revenues	14.6%	10.8%	12.4%	12.4%
Interest expense, net	19.1	16.7	38.7	34.1
Loss on extinguishment of debt	-	-	88.8	-
Other income	0.3	-	0.3	(0.2)
Income before income taxes	164.3	126.8	176.0	275.2
as % of Net revenues	13.0%	9.6%	7.2%	11.0%
Provision for income taxes	29.4	33.7	24.4	79.9
Net income	134.9	93.1	151.6	195.3
as % of Net revenues	10.7%	7.0%	6.2%	7.8%
Net income attributable to noncontrolling interests	6.1	6.8	11.1	11.1
Net income attributable to redeemable noncontrolling interests	3.4	3.8	4.5	8.2
Net income attributable to Coty Inc.	$125.4	$82.5	$136.0	$176.0
as % of Net revenues	10.0%	6.2%	5.6%	7.0%
Net income attributable to Coty Inc. per common share:
Basic	$0.35	$0.21	$0.38	$0.46
Diluted	0.35	0.21	0.37	0.45
Weighted-average common shares outstanding:
Basic	353.4	384.4	353.8	384.2
Diluted	362.6	393.3	363.5	393.5

COTY INC. & SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
(in millions)	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$1,203.2	$1,238.0
Trade receivables—less allowances of $19.2 and $16.7, respectively	736.7	664.8
Inventories	526.7	617.4
Prepaid expenses and other current assets	193.9	201.2
Deferred income taxes	60.4	63.4
Total current assets	2,720.9	2,784.8
Property and equipment, net	500.5	540.3
Goodwill	1,313.7	1,342.8
Other intangible assets, net	1,777.8	1,837.1
Deferred income taxes	9.2	11.4
Other noncurrent assets	67.2	76.1
TOTAL ASSETS	$6,389.3	$6,592.5
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$700.0	$810.2
Accrued expenses and other current liabilities	800.1	723.6
Short-term debt and current portion of long-term debt	691.6	33.4
Income and other taxes payable	31.7	29.4
Deferred income taxes	2.1	0.7
Total current liabilities	2,225.5	1,597.3
Long-term debt	2,713.5	3,260.1
Pension and post-employment benefits	258.7	272.5
Deferred income taxes	260.8	273.3
Other noncurrent liabilities	181.7	228.7
Total liabilities	5,640.2	5,631.9
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS	84.9	106.2
EQUITY:
Common stock	3.9	3.8
Additional paid-in capital	1,898.2	1,926.9
Accumulated deficit	(290.4)	(426.4)
Accumulated other comprehensive loss	(203.8)	(85.1)
Treasury stock	(766.6)	(575.4)
Total Coty Inc. stockholders’ equity	641.3	843.8
Noncontrolling interests	22.9	10.6
Total equity	664.2	854.4
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,389.3	$6,592.5

COTY INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,
(in millions)	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$151.6	$195.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	116.7	126.6
Deferred income taxes	(10.3)	(5.8)
Provision for bad debts	2.3	4.4
Provision for pension and other post-employment benefits	10.2	9.3
Share-based compensation	8.1	23.5
Loss on early extinguishment of debt	88.8	-
Other	10.5	10.0
Change in operating assets and liabilities, net of effects from purchase of acquired companies:
Trade receivables	(130.7)	(142.5)
Inventories	48.6	59.7
Prepaid expenses and other current assets	(3.3)	8.6
Accounts payable	(29.0)	30.2
Accrued expenses and other current liabilities	126.3	127.9
Tax accruals	(40.4)	37.8
Other noncurrent assets	3.7	(27.9)
Other noncurrent liabilities	1.9	(9.8)
Net cash provided by operating activities	355.0	447.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(103.1)	(116.6)
Payments for business combinations	(0.6)	(25.0)
Proceeds from sale of asset	14.2	0.5
Net cash used in investing activities	(89.5)	(141.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term debt, original maturity more than three months	625.6	14.7
Repayments of short-term debt, original maturity more than three months	(25.2)	(28.9)
Net proceeds from short-term debt, original maturity less than three months	14.6	2.1
Proceeds from revolving loan facilities	495.0	355.0
Repayments of revolving loan facilities	(494.5)	(365.0)
Proceeds from issuance of long-term debt	0.9	—
Repayments of Senior Notes	(584.6)	—
Dividend Payment	(71.0)	(76.9)
Net proceeds from issuance of Common Stock	22.4	3.8
Net proceeds from issuance of Common Stock to former CEO	12.5	—
Purchase of Class A Common Stock from former CEO	(42.0)	—
Payments for purchases of Common Stock held as Treasury Stock	(149.2)	(0.3)
Net proceeds from (payments for) foreign currency contracts	6.8	1.1
Payment for business combinations – contingent consideration	(0.8)	(1.1)
Proceeds from mandatorily redeemable noncontrolling interests	-	2.2
Proceeds from noncontrolling interests	1.8	—
Distributions to noncontrolling interests	-	(8.3)
Purchase of additional noncontrolling interests	(14.9)	—
Distributions to redeemable noncontrolling interests	(3.2)	(4.0)
Payment of deferred financing fees	(5.0)	(0.5)

Net cash (used in) provided by financing activities	(210.8)	(106.1)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(89.5)	33.5
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(34.8)	233.6
CASH AND CASH EQUIVALENTS—Beginning of period	1,238.0	920.4
CASH AND CASH EQUIVALENTS—End of period	$1,203.2	$1,154.0

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
Cash paid during the year for interest	$32.8	$32.3
Cash paid during the year for income taxes, net of refunds received	70.0	49.7
SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING AND INVESTING ACTIVITIES
Accrued capital expenditure additions	$27.6	$36.4